Exhibit 99.1
Allied Capital Announces Third Quarter 2007 Financial Results
November 7, 2007 — Washington, DC — Allied Capital Corporation (NYSE: ALD) today announced third quarter 2007 financial results. Allied Capital will host an investment community conference call today at 8:30 a.m. EDT.
Highlights for Q3 2007
•	Net investment income was $0.12 per share, or $18.3 million

•	Net realized gains were $1.37 per share, or $212.4 million

•	The total of net investment income and net realized gains was $1.49 per share, or $230.7 million

•	Net unrealized depreciation was $2.11 per share, or $327.2 million; including net declines in investment values of $0.96 per share, or $149.1 million, and the reversal of net unrealized appreciation associated with net realized gains of $1.15 per share or $178.1 million

•	Net loss was $0.62 per share, or $96.5 million

•	Third quarter 2007 dividend of $0.65 per share was paid; fourth quarter dividend of $0.65 and extra dividend of $0.07 per share to be paid

•	Net asset value per share was $17.90

•	Shareholders’ equity was $2.8 billion

•	New investments totaled $577.5 million for the quarter
For the three months ended September 30, 2007, net investment income was $18.3 million or $0.12 per share compared to net investment income of $25.2 million or $0.16 per share for the three months ended June 30, 2007, and $48.7 million or $0.33 per share for the three months ended September 30, 2006. Net investment income was reduced in the third quarter by stock option expense of $18.3 million or $0.12 per share, which included a one-time charge of $14.4 million or $0.09 per share resulting from a FASB 123R expense related to the cancellation of stock options in conjunction with a tender offer that was completed in the third quarter. Stock option expense for the second quarter of 2007 was $9.5 million or $0.06 per share and was $3.6 million or $0.02 per share for the third quarter of 2006. Net investment income for the third quarter of 2007 was also reduced by income and excise taxes which were $11.2 million or $0.07 per share, as compared to $5.5 million or $0.04 per share in the second quarter of 2007 and $1.6 million or $0.01 per share in the third quarter of 2006.
For the three months ended September 30, 2007, the company had net realized gains of $212.4 million, including a $259.5 million gain from the sale of its investment in Mercury Air Centers, Inc., a $24.8 million loss from the sale of Jakel, Inc. and $20.2 million loss from the sale of its investment in Startec Global Communications Inc. For the three months ended September 30, 2006, the company had net realized gains of $9.9 million.
For the three months ended September 30, 2007, the sum of net investment and net realized gains was $230.7 million or $1.49 per share, as compared to $58.6 million or $0.40 per share for the quarter ended September 30, 2006.
For the three months ended September 30, 2007, net change in unrealized appreciation or depreciation was a decrease of $327.2 million or $2.11 per share. The net depreciation for the quarter resulted from net declines in investment values of $149.1 million or $0.96 per share and the reversal of net unrealized appreciation associated with net realized gains of $178.1 million or $1.15 per share. For the three months ended September 30, 2006, net change in unrealized appreciation or depreciation was an increase of $19.3 million or $0.13 per share.
The net change in unrealized appreciation or depreciation led to a third quarter 2007 net loss of $96.5 million or $0.62 per share, as compared to net income of $77.9 million or $0.53 per share for the quarter ended September 30, 2006. Net income (loss) can vary substantially from quarter to quarter due to the recognition of realized gains and losses and unrealized appreciation and depreciation. As a result, quarterly comparisons of net income may not be meaningful.

At December 31, 2006, the company had excess taxable income of $402.8 million available for distribution to shareholders in 2007. For the first three quarters of 2007, the company paid dividends of $293.7 million. The remainder of 2006’s taxable income will be distributed in the fourth quarter of 2007. The company’s Board of Directors previously declared a $0.65 per share dividend for the fourth quarter of 2007 and an extra cash dividend of $0.07 per share. The company expects that substantially all of the 2007 dividend payments will be made from excess 2006 taxable earnings. As a result, substantially all of the taxable income generated from 2007 net investment income and net realized gains will be available for distribution in 2008.
In addition to spillover taxable income, the company had $221.9 million in deferred taxable income resulting from installment sale gains as of December 31, 2006. These gains may be deferred for tax purposes until the notes or other amounts received from the sale of the related investments are sold or collected in cash. The company believes that the performance of the portfolio and related net realized gains has provided additional visibility for future dividend payments for shareholders.
Portfolio and Investment Activity
New investments totaled $577.5 million for the third quarter of 2007. These investments included:
•	$94.1 million to support the management-led recapitalization of Higginbotham Insurance Agency, Inc., a middle market insurance brokerage and risk management firm;

•	$82.2 million to support the recapitalization of Woodstream Corporation, a marketer and manufacturer of branded natural solution products for pest control;

•	$62.0 million to support the acquisition of Summit Energy Services, Inc., a provider of outsourced energy management and procurement services;

•	$44.9 million to The Step2 Company, LLC, a designer, manufacturer and marketer of branded children’s and home products, to support the acquisition of Infantino, LLC, a maker of infant and newborn soft toys, activity toys and travel products;

•	$41.4 million to support the buyout of CK Franchising Inc., a franchisor in the non-medical, in-home care market for seniors and other adults needing care;

•	$40.0 million to EarthColor, Inc., a commercial printer focused on providing a one-stop printing solution of electronic prepress, printing and finishing, to support the strategic acquisition of L.P. Thebault Co., a commercial printer;

•	$39.7 million to support the acquisition of Bushnell, Inc., a designer, distributor and marketer of branded products for consumers with active outdoor lifestyles;

•	$30.0 million to support the buyout of Bojangles’, an operator and franchisor of chicken quick-service restaurants; and

•	$25.2 million in the income notes of Callidus Debt Partner CLO Fund VI, Ltd.
After principal collections related to investment repayments or sales of $351.1 million, portfolio exits and valuation and other changes during the quarter, the total portfolio at value was $4.3 billion at September 30, 2007. At September 30, 2007, the weighted average yield on the interest-bearing portfolio was 11.9%, as compared to 11.6% at June 30, 2007, and 11.9% at December 31, 2006.
Portfolio Quality
Grade 4 and Grade 5 assets were 3.3% of the total portfolio at value at September 30, 2007, as compared to 4.0% at June 30, 2007. Grade 5 assets included certain BLX Class B and Class C equity interests totaling $16.3 million or 0.4% of the total portfolio at value at September 30, 2007, and $55.6 million or 1.2% of the total portfolio at value at June 30, 2007.

Loans on non-accrual were $250.1 million or 5.8% of the total portfolio at value at September 30, 2007, as compared to $298.1 million or 6.7% of the total portfolio at value at June 30, 2007. Investment in BLX Class A equity interests on non-accrual totaled $95.8 million or 2.2% of the total portfolio at value at September 30, 2007, and $95.8 million or 2.1% of the total portfolio at value at June 30, 2007.
Liquidity and Capital Resources
At September 30, 2007, the company had cash and money market and other securities totaling $305.9 million, including the liquidity portfolio of $200.7 million. The company had outstanding long-term debt of $1.9 billion. The company had availability under its revolving line of credit of $859.0 million. At September 30, 2007, the company had a weighted average cost of debt of 6.6% and its regulatory asset coverage was 244%. The company is required to maintain regulatory asset coverage of at least 200%.
Quarterly Dividend of $0.65 Per Share To Be Paid for the Fourth Quarter of 2007 and Extra Dividend of $0.07 To Be Paid for 2007
As previously released, the company declared a fourth quarter dividend of $0.65 per share and an extra dividend of $0.07 per share. The fourth quarter dividend represents the 177th consecutive quarterly dividend for Allied Capital shareholders since 1963. In accordance with regulated investment company distribution rules, the company declared the fourth quarter dividend during the third quarter because it is expected to be paid primarily from 2006 taxable income.
The dividends are payable as follows:

Fourth Quarter Dividend		Extra Dividend
Record date:	December 14, 2007	Record date:	December 14, 2007
Payable date:	December 26, 2007	Payable date:	December 27, 2007
The company’s dividend is paid from taxable income. It is estimated that 30% of the distributions made for 2007 will be generated from ordinary taxable income and 70% will be generated from taxable net long-term capital gains. This allocation is only an estimate and should not be relied upon for tax reporting purposes. The Board determines the dividend based on estimates of annual taxable income, which differs from book income due to changes in unrealized appreciation and depreciation and due to temporary and permanent differences in income and expense recognition, and the amount of taxable income carried over from the prior year for distribution in the current year.
Webcast/ Conference Call at 8:30 a.m. EDT on Wednesday, November 7, 2007
The company will host a webcast/conference call at 8:30 a.m. (Eastern Time) on Wednesday, November 7, 2007, to discuss the results for the quarter. PLEASE VISIT THE PRESENTATIONS & REPORTS SECTION OF THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS TODAY’S CONFERENCE CALL.
All interested parties are welcome to attend the live webcast, which will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (706) 645-0106. All callers should reference the passcode “Allied Capital.”
An archived replay of the event will be available through November 21, 2007 by calling (800) 642-1687 (international callers please dial (706) 645-9291). Please reference passcode “22213466.” An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.

About Allied Capital
Allied Capital Corporation, a leading business development company with total assets of $5 billion, has paid regular, quarterly cash dividends to shareholders since 1963. Since its IPO in 1960, Allied Capital has provided long-term debt and equity financing to thousands of middle market companies. Allied Capital invests in the American entrepreneurial economy by providing capital to companies seeking a long-term financial partner and access to managerial resources often unavailable to smaller companies. In serving its shareholders, Allied Capital helps build middle market businesses and support American jobs. At September 30, 2007, the company’s private finance portfolio included investments in 151 companies that generate aggregate revenues of over $13 billion and employ more than 90,000 people.
Allied Capital provides flexible, competitive debt and equity capital for management and sponsor-led buyouts, recapitalizations, acquisitions and growth of middle market companies. Allied Capital’s seamless, one-stop financing capabilities include first and second lien senior loans, unitranche debt, junior or mezzanine debt and equity.
Headquartered in Washington, DC, Allied Capital offers shareholders the opportunity to participate in the private equity industry through an investment in the company’s New York Stock Exchange-listed stock, which is traded under the symbol ALD. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.
Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission. This press release should be read in conjunction with the company’s recent SEC filings.

CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	September 30,	December 31,
	2007	2006
	(unaudited)

ASSETS
Portfolio at value:
Private finance	$4,207,128	$4,377,901
Commercial real estate finance	119,739	118,183

Total portfolio at value	4,326,867	4,496,084

Liquidity portfolio	200,663	201,768
Investments in money market and other securities	90,406	442
Accrued interest and dividends receivable	74,829	64,566
Other assets	153,940	122,958
Cash	14,816	1,687

Total assets	$4,861,521	$4,887,505

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes payable and debentures	$1,922,370	$1,691,394
Revolving line of credit	—	207,750
Accounts payable and other liabilities	173,368	147,117

Total liabilities	2,095,738	2,046,261

Commitments and contingencies

Shareholders’ equity:
Common stock	15	15
Additional paid-in capital	2,594,406	2,493,335
Common stock held in deferred compensation trust	(37,079)	(28,335)
Notes receivable from sale of common stock	(2,708)	(2,850)
Net unrealized appreciation (depreciation)	(395,216)	(123,084)
Undistributed earnings	606,365	502,163

Total shareholders’ equity	2,765,783	2,841,244

Total liabilities and shareholders’ equity	$4,861,521	$4,887,505

Net asset value per common share	$17.90	$19.12

Common shares outstanding	154,506	148,575

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)

Interest and related portfolio income
Interest and dividends	$105,669	$98,668	$310,466	$282,982
Fees and other income	12,699	14,715	33,530	51,868

Total interest and related portfolio income	118,368	113,383	343,996	334,850

Expenses
Interest	33,744	26,109	98,368	72,455
Employee	26,306	25,228	76,845	67,054
Employee stock options	18,312	3,649	31,492	11,852
Administrative	10,496	8,153	38,225	29,348

Total operating expenses	88,858	63,139	244,930	180,709

Net investment income before income taxes	29,510	50,244	99,066	154,141

Income tax expense, including excise tax	11,192	1,586	16,073	13,988

Net investment income	18,318	48,658	82,993	140,153

Net realized and unrealized gains (losses)
Net realized gains	212,370	9,916	314,915	542,991

Net change in unrealized appreciation or depreciation	(327,156)	19,312	(272,132)	(471,942)

Total net gains (losses)	(114,786)	29,228	42,783	71,049

Net increase (decrease) in net assets resulting from operations	$(96,468)	$77,886	$125,776	$211,202

Diluted earnings (loss) per common share	($0.62)	$0.53	$0.81	$1.47

Weighted average common shares outstanding — diluted	155,329	147,112	154,708	144,030

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q3 2007(1)	Q2 2007(1)	Q1 2007(1)	Q4 2006	Q3 2006
Income Summary
Interest and related portfolio income	$118.4	$117.7	$108.0	$117.7	$113.4
Operating expenses(2)(3)	88.9	87.0	69.1	67.4	63.1
Income tax expense (benefit), including excise tax(4)	11.2	5.5	(0.6)	1.2	1.6

Net investment income	18.3	25.2	39.5	49.1	48.7

Realized gains (losses):
Realized gains	275.8	87.4	33.2	7.4	12.6
Realized losses	(63.4)	(12.5)	(5.5)	(17.1)	(2.7)

Net realized gains (losses)	212.4	74.9	27.7	(9.7)	9.9

Net change in unrealized appreciation or depreciation:
Net unrealized appreciation (depreciation)	(149.1)	27.5	92.2	(20.5)	27.3
Reversals of previously recorded net unrealized appreciation or depreciation associated with realized gains or losses:
Unrealized appreciation reversed for realized gains	(243.9)	(55.0)	(32.1)	(2.1)	(10.2)
Unrealized depreciation reversed for realized losses	65.8	16.6	5.8	17.1	2.2

Net change in unrealized appreciation or depreciation	(327.2)	(10.9)	65.9	(5.5)	19.3

Net income	($96.5)	$89.2	$133.1	$33.9	$77.9

Total of net investment income and net realized gains (losses)(5)	$230.7	$100.1	$67.2	$39.4	$58.6

Per Share Statistics (diluted)
Net investment income	$0.12	$0.16	$0.26	$0.33	$0.33
Net realized gains (losses)	1.37	0.48	0.18	(0.06)	0.07
Net change in unrealized appreciation or depreciation	(2.11)	(0.07)	0.43	(0.04)	0.13

Net income	($0.62)	$0.57	$0.87	$0.23	$0.53

Total of net investment income and net realized gains (losses)(5)	$1.49	$0.64	$0.44	$0.26	$0.40
Dividends per share(6)	$0.65	$0.64	$0.63	$0.67	$0.61

Balance Sheet Summary
Total portfolio at value:
Private finance	$4,207.1	$4,348.3	$4,376.3	$4,377.9	$3,987.8
Commercial real estate finance	119.7	122.8	122.5	118.2	131.8

Total portfolio at value	$4,326.9	$4,471.1	$4,498.8	$4,496.1	$4,119.6
Yield on interest-bearing portfolio	11.9%	11.6%	11.7%	11.9%	12.4%
Liquidity portfolio (includes money market and other securities)	$200.7	$200.7	$205.0	$201.8	$201.6
Cash and investments in money market and other securities	$105.2	$149.2	$66.5	$2.1	$46.0
Total assets	$4,861.5	$5,045.5	$4,986.1	$4,887.5	$4,565.5
Total debt outstanding	$1,922.4	$1,921.8	$1,891.5	$1,899.1	$1,590.7
Undistributed earnings	$606.4	$476.0	$473.6	$502.2	$540.0
Total shareholders’ equity	$2,765.8	$2,991.1	$2,978.3	$2,841.2	$2,823.9
Net asset value per share	$17.90	$19.59	$19.58	$19.12	$19.38
Debt to equity ratio	0.70	0.64	0.64	0.67	0.56

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(1)	The results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

(2)	Operating expenses included employee stock option expenses totaling $18.3 million or $0.12 per share, $9.5 million or $0.06 per share, $3.7 million or $0.02 per share, $3.7 million or $0.02 per share, and $3.6 million or $0.02 per share for the respective periods. Included in the $18.3 million for Q3 2007 is $14.4 million or $0.09 per share related to the Company’s option cancellation payment made in connection with the tender offer completed in July 2007.

(3)	Operating expenses included investigation and litigation expenses totaling $0.8 million or $0.01 per share, $0.9 million or $0.01 per share, $3.3 million or $0.02 per share, $1.0 million or $0.01 per share, and $0.5 million or $0.00 per share for the respective periods.

(4)	Income tax expense (benefit), including excise tax included excise tax expense of $9.0 million or $0.06 per share, $4.0 million or $0.03 per share, $3.6 million or $0.02 per share, $1.3 million or $0.01 per share, and $2.5 million or $0.02 per share for the respective periods.

(5)	Dividends are based on taxable income, which differs from income for financial reporting purposes. Net investment income and net realized gains are the most significant components of our taxable income from which dividends are paid.

(6)	Dividends per share for Q4 2006 include an extra dividend of $0.05 per share.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006
Private Finance New Investments
By security type:
Senior loans	$151.5	$163.2	$53.9	$115.5	$103.0
Unitranche debt	47.0	51.8	5.3	123.0	239.3
Subordinated debt	247.5	141.3	76.5	175.7	190.6

Total loans and debt securities	446.0	356.3	135.7	414.2	532.9
Equity	130.1	117.3	34.5	142.6	96.3

Total new investments	$576.1	$473.6	$170.2	$556.8	$629.2

By transaction type:
Debt investments	$376.2	$377.0	$70.6	$197.2	$287.2
Buyout investments	199.9	96.6	99.6	359.6	342.0

Total new investments	$576.1	$473.6	$170.2	$556.8	$629.2

Private Finance Repayments or Sales(7)
By security type:
Loans and debt securities	$292.6	$437.6	$199.1	$141.9	$105.8
Equity	53.6	44.3	36.0	5.6	9.8

Total repayments or sales	$346.2	$481.9	$235.1	$147.5	$115.6

Private Finance Portfolio at Value
Loans and debt securities
Senior loans	$481.6	$409.8	$365.0	$405.2	$342.4
Unitranche debt	698.1	681.4	780.2	799.2	745.8
Subordinated debt	1,927.1	1,892.2	1,946.1	1,980.8	1,817.0

Total loans and debt securities	3,106.8	2,983.4	3,091.3	3,185.2	2,905.2
Equity securities
Preferred shares/ income notes of CLOs and CDOs	131.5	111.3	96.1	97.2	87.7
Other equity securities	968.8	1,253.6	1,188.9	1,095.5	994.9

Total equity securities	1,100.3	1,364.9	1,285.0	1,192.7	1,082.6

Total portfolio	$4,207.1	$4,348.3	$4,376.3	$4,377.9	$3,987.8

Yields(8):
Senior debt	9.3%	8.3%	8.4%	8.4%	8.7%
Unitranche debt	11.5%	11.4%	11.4%	11.2%	11.2%
Subordinated debt	12.6%	12.5%	12.5%	12.9%	13.7%
Total loans and debt securities	11.8%	11.7%	11.7%	11.9%	12.5%
Preferred shares/ income notes of CLOs and CDOs	15.1%	14.0%	13.5%	15.5%	13.7%
Total number of portfolio companies	151	143	144	145	143

Valuation Assistance Received
Number of private finance portfolio companies reviewed by third parties	135	92	88	81	105
Percentage of private finance portfolio reviewed at value	92.1%	92.1%	91.8%	82.9%	86.5%

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(7)	Represents principal collections from investment repayments or sales excluding realized gains.

(8)	The weighted average yield on loans and debt securities is computed as the (a) annual stated interest on accruing loans and debt securities plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans and debt securities less the annual amortization of loan origination costs, divided by (b) total loans and debt securities at value. The weighted average yield on the preferred shares/income notes of CLOs and CDOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs and CDOs, divided by (b) total preferred shares/income notes of CLOs and CDOs at value. The weighted average yields are computed as of the balance sheet date.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006
Portfolio Quality Data
By Grade(9)
Portfolio at value by grade:
Grade 1	$1,605.3	$1,727.2	$1,468.8	$1,307.3	$1,082.1
Grade 2	2,320.6	2,207.0	2,457.6	2,672.3	2,767.1
Grade 3	258.1	359.4	339.7	308.1	153.4
Grade 4	90.5	72.8	99.3	84.2	57.9
Grade 5	52.4	104.7	133.4	124.2	59.1

Total	$4,326.9	$4,471.1	$4,498.8	$4,496.1	$4,119.6

Portfolio at value by grade, % portfolio at value:
Grade 1	37.1%	38.6%	32.6%	29.1%	26.3%
Grade 2	53.6%	49.4%	54.6%	59.4%	67.2%
Grade 3	6.0%	8.0%	7.6%	6.9%	3.7%
Grade 4	2.1%	1.6%	2.2%	1.9%	1.4%
Grade 5	1.2%	2.4%	3.0%	2.7%	1.4%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Total Grade 4 and 5(10)	3.3%	4.0%	5.2%	4.6%	2.8%

Loans and Debt Securities on Non-Accrual Status
Loans and debt securities not accruing interest(11)	$250.1	$298.1	$285.9	$238.8	$161.7
Loans and debt securities not accruing interest, % portfolio at value	5.8%	6.7%	6.4%	5.3%	3.9%

Loans and Debt Securities Over 90 Days Delinquent
Loans and debt securities over 90 days delinquent(12)	$162.7	$138.0	$179.3	$48.4	$44.9
Loans and debt securities over 90 days delinquent, % portfolio at value	3.8%	3.1%	4.0%	1.1%	1.1%

Loans and Debt Securities on Non-Accrual Status and Over 90 Days Delinquent
Loans and debt securities not accruing interest and over 90 days delinquent	$162.7	$138.0	$159.2	$44.3	$44.9

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.
(9)	We employ a grading system for our entire portfolio. Grade 1 is used for those investments from which a capital gain is expected. Grade 2 is used for investments performing in accordance with plan. Grade 3 is used for investments that require closer monitoring; however, no loss of investment return or principal is expected. Grade 4 is used for investments that are in workout and for which some loss of current investment return is expected, but no loss of principal is expected. Grade 5 is used for investments that are in workout and for which some loss of principal is expected.

(10)	Includes certain Class B and Class C equity interests in BLX of $16.3 million or 0.4% of the total portfolio at value at September 30, 2007, $55.6 million or 1.2% at June 30, 2007, and $74.8 million or 1.7% at March 31, 2007, and December 31, 2006.

(11)	Includes Class A equity interests in BLX of $95.8 million or 2.2% of the total portfolio at value at September 30, 2007, $95.8 million or 2.1% at June 30, 2007, $85.8 million or 1.9% at March 31, 2007, and $66.6 million or 1.5% at December 31, 2006. The Class A equity interests were placed on non-accrual in the fourth quarter of 2006.

(12)	Includes Class A equity interests in BLX of $95.8 million or 2.2% of the total portfolio at value at September 30, 2007, $95.8 million or 2.1% at June 30, 2007, and $85.8 million or 1.9% at March 31, 2007. The Class A equity interests became over 90 days delinquent in the first quarter of 2007.